UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

TIBURON INTERNATIONAL TRADING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-223568	98-1350973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Toronto street, suite 231 Toronto, Ontario	M5C 2B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (437)) 703-2482

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2020, Patricia Trompeter was appointed as a Director of Tiburon International Trading Corp. (the “Company”).

Ms. Trompeter is 53 years old. Ms. Trompeter sits on the board of directors of Liquid Therapy Innovations, a privately held company. Liquid Therapy Innovations is a wholesale manufacturer of sublingual strips for the health and wellness industry. Ms. Trompeter is the Chief Operating Officer of Webbs Hill Partners, LLP (“Webbs Hill”) which she co-founded in 2019. Webbs Hill is a micro investment venture capital firm focused on the manufacturing, financial, and digital investments industries. Prior to co-founding Webbs Hill, Ms. Trompeter took time to focus on philanthropic opportunities and family. Prior to that, Ms. Trompeter spent more than thirteen years in the financial services industry with GE capital rising to the position of Chief Financial Officer of IT Solutions, North America (“IT Solutions”), a division of GE Capital. Prior to serving as the CFO of IT Solutions, Ms. Trompeter served as the Controller of the entire business of IT Solutions. Ms. Trompeter has a Bachelor of Science in Finance & Economics and Management Information Systems from Marquette University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBURON INTERNATIONAL TRADING CORP.

Date: October 14, 2020	By:	/s/ Brian McWilliams
Brian McWilliams
Chief Executive Officer